EXHIBIT 24


                                BANK UNITED CORP.
                                POWER OF ATTORNEY

     KNOW BY ALL MEN BY THESE PRESENTS, that each Director of Bank United Corp. whose signature appears below hereby constitutes and appoints Barry C. Burkholder and Jonathon K. Heffron and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report of Bank United Corp. on Form 10-K for fiscal year 2000, and any and all amendments and supplements thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.


NAME                          TITLE        SIGNATURE                         DATE
----                          -----        ---------                         ----
Lewis S. Ranieri              Director     /s/ LEWIS S. RANIERI              December 14, 2000

Salvatore A. Ranieri          Director     /s/ SALVATORE A. RANIERI          December 14, 2000

Barry C. Burkholder           Director     /s/ BARRY C. BURKHOLDER           December 14, 2000

Lawrence Chimerine, Ph.D.     Director     /s/ LAWRENCE CHIMERINE, Ph.D.     December 14, 2000

David M. Golush               Director     /s/ DAVID M. GOLUSH               December 14, 2000

Paul M. Horvitz, Ph.D.        Director     /s/ PAUL M. HORVITZ, Ph.D.        December 14, 2000

Alan E. Master                Director     /s/ ALAN E. MASTER                December 14, 2000

Anthony J. Nocella            Director     /s/ ANTHONY J. NOCELLA            December 14, 2000

Scott A. Shay                 Director     /s/ SCOTT A. SHAY                 December 14, 2000

Patricia A. Sloan             Director     /s/ PATRICIA A. SLOAN             December 14, 2000

Michael S. Stevens            Director     /s/ MICHAEL S. STEVENS            December 14, 2000